INOTEK TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 16, 2000

As a stockholder of INOTEK Technologies Corp. (the “Company”), you are hereby given notice of and invited to attend in person or by proxy the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 11212 Indian Trail, Dallas, Texas on Monday, October 16, 2000 at 10:00 a.m. for the following purposes:

1.	To elect five directors for a one year term;

2.	To transact such other business as may properly come before the meeting and any adjournment(s) thereof.

The Board of Directors has fixed the close of business on August 31, 2000 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at such meeting and any adjournment(s) thereof. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at such meeting. The transfer books will not be closed.

You are cordially invited to attend the meeting. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, MANAGEMENT DESIRES TO HAVE THE MAXIMUM REPRESENTATION AT THE MEETING AND RESPECTFULLY REQUESTS THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED STAMPED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A proxy may be revoked by a stockholder at any time prior to its use as specified in the enclosed proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS —————————————— Sharon S. Simmons, Secretary

Dallas, Texas September 1, 2000

YOUR VOTE IS IMPORTANT PLEASE EXECUTE AND RETURN THE ENCLOSED ROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED

INOTEK TECHNOLOGIES CORP.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD OCTOBER 16, 2000

TO OUR STOCKHOLDERS:

The Board of Directors of INOTEK TECHNOLOGIES CORP., a Delaware corporation (the “Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held at the offices of the Company, 11212 Indian Trail, Dallas, Texas on Monday, October 16, 2000 at 10:00 a.m. and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The following information is being furnished in connection with the solicitation of such proxies. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders entitled to notice of and to vote at the Annual Meeting is September 1, 2000.

All valid proxies which are received will be voted, and, unless, otherwise specified thereon, they will be voted FOR the election of the five nominees for director named under the heading “Election of Directors”. If any nominee for election as a director shall be unable to serve, proxies shall be voted for another nominee designated by the Board of Directors. You may revoke your proxy at any time before it is voted.

The record of stockholders entitled to notice of and to vote at the Annual Meeting was taken as of the close of business on August 31, 2000. The total outstanding capital stock of the Company as of August 31, 2000, consisted of 4,604,088 shares of common stock par value $.01 per share (the “Common Stock”). The presence, in person or by proxy, of the holders of a majority of such outstanding shares of Common Stock shall constitute a quorum for the holding of the Annual Meeting and the votes to be taken at such meeting.

The affirmative vote of a plurality of the votes cast by the holders of the Common Stock present in person or by proxy is required for the election of directors. Accordingly, the five nominees for director receiving the highest number of affirmative votes of the shares present in person or by proxy and entitled to vote, a quorum being present, shall be elected as directors.

Each holder of Common Stock is entitled to one vote for each share held. There is no right to cumulative voting as to any matter.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval for any matter submitted to the stockholders for a vote. An abstention from voting on a matter by a stockholder present in person or by proxy and entitled to vote at the Annual Meeting will have the same legal effect as a vote “against” the matter even though the stockholder or interested parties analyzing the results of the voting may interpret such a vote differently.

The election inspectors will treat broker no-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum, but such withheld votes will otherwise have no legal effect under Delaware law.

The enclosed Annual Report of the Company for the fiscal year ended May 31, 2000, is not part of the proxy solicitation material.

ELECTION OF DIRECTORS

Proposal to Elect Directors

The Board of Directors nominates five: Neal E. Young, David L. White, Wilson J. Prokosch, H.P. McCoy and Dennis W. Stone to serve as directors of the Company until the 2001 Annual Meeting of Stockholders or until their respective successors are elected and qualify. Each such nominee has consented to being named as a nominee in this Proxy Statement, and to serve if elected. Management has no reason to believe that any of the nominees will be unable to serve.

The Board recommends that stockholders vote FOR each of the nominees for the Board. The persons named in the accompanying proxy will vote FOR each of such nominees except where authority has been withheld as to a particular nominee or as to all nominees.

Information Regarding Directors/Director Nominees and Executive Officers

Information relating to the five directors/director nominees and the executive officers of the Company is set forth below.

Name	Age	Title	Director Since

Neal E. Young	56	Chairman of the Board of Directors(1)	1984
David L. White	47	Chief Executive Officer and Director(2)	1985
Dennis W. Stone	42	President and Director(3)	1996
Wilson J. Prokosch	53	Director(4)	1991
H.P. McCoy	52	Director(5)	1999
Gerald Gantt	54	Vice President, Operations(6)	-- - --

(1)	From June 1989 to October 1991, Mr. Young served as Chairman of the Board and Chief Executive Officer of Entronics Corporation, a predecessor of the Company. From November 1991 to date, Mr. Young has served in his present capacity with the Company.

(2)	From June 1989 to October 1991, Mr. White served as President and Chief Operating Officer of Entronics Corporation. From November 1991 to August 23, 1999, Mr. White served as Chief Executive Officer of the Company. On August 23, 1999, Mr. White resigned his position as Executive Officer, but has continued to serve as a Director.

(3)	From February 1991 to June 1994, Mr. Stone served as General Manager of Texas for the Company. From June 1994 to December 1994, Mr. Stone served as Vice President and General Manager - INOTEK West and from December 1994 to August 1996, Mr. Stone served as Executive Vice President, Sales. From August 1996, until August 23, 1999, Mr. Stone served as President. On August 23, 1999, Mr. Stone became Chief Executive Officer and has served in that capacity to date.

(4)	From 1990 to October 1991, Mr. Prokosch served as OEM Director for North American Operations with MadgeNewtworks, Inc. From October 1991 to January 1996, Mr. Prokosch served as Director of OEM-Sales North America for Olicom USA, Inc. From July 1996 to January 1997, Mr. Prokosch served as Business Development Manager of Hitachi Computer Products (America, Inc.). From January 1997, Mr. Prokosch served as Director of Central Regional Sales for Netscout Systems, Inc. On September 1, 2000, Mr. Prokosch became Vice President, Sales of NETQOS.

(5)	From January 1987 to June 1994, Mr. McCoy served as Executive Vice President and Director of First Equipment Company. From June 1994 to the present, Mr. McCoy has served as President and owner of Carolina Classic Mfg. Co. From January 1999 to present, Mr. McCoy has also served as President and Director of Cemtranco, Inc. and Managing Partner of Texas United Cement Group.

(6)	For more than five years prior to October 1991, Mr. Gantt served as Operations Manager of the Company. From October 1991 to date, Mr. Gantt has served in his present capacity with the Company.

Meeting of Board of Directors and Audit Committee

The Board of Directors of the Company held four formal meetings during the last fiscal year. Each of the directors who are nominated in this Proxy Statement and who served last year as a director, attended 100% of such Board meetings (plus, in the case of the members of the Audit Committee described below, the meeting of such Audit Committee) held during the fiscal year ended May 31, 2000.

The Company has a standing Audit Committee of the Board of Directors, which currently consists of the outside directors. The Audit Committee nominates the independent certified public accountants to report on the financial statements of the Company, approves transactions between the Company and related parties, and recommends internal controls for the Company. The Audit Committee held one committee meeting during the Company’s fiscal year ended May 31, 2000.

The Board of Directors has not established either a Nominating Committee or a Compensation Committee, or any committees performing similar functions.

SECURITY OWNERSHIP OF MANAGEMENT
AND PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 31, 2000, the beneficial ownership of certain executive officers of the Company and of each director, nominee for director, and other person known to management of the Company to own beneficially more than 5 percent of the outstanding Common Stock. As defined in Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, beneficial ownership includes shares issued and outstanding and outstanding options and warrants to acquire Common Stock that are excercisable within sixty days.

Name Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Neal E. Young*	1,485,915	(2)(4)(5)	32.3%
David L. White*	1,791,025	(3)(4)	39.8%
Dennis W. Stone*	142,900	(6)	3.1%
Wilson J. Prokosch*	8,000	(7)(9)	***
H.P. McCoy*	-0-		***
All directors and executive
Officers as a group
(6 persons)	3,427,840	(4)(5)(6)(7)(8)	75.3%

*	Director/director nominee

***	Less than one percent

(1)	Each person has sole voting and sole investment power with respect to all shares set forth in the table unless otherwise indicated

(2)	The address of Mr. Young is 11212 Indian Trail, Dallas, Texas 75229.

(3)	The address of Mr. White is 4205 Lakeside Drive, Dallas, Texas 75219.

(4)	Excludes 4,000 shares held in trust for the benefit of Mr. Young’s minor children and 204,000 shares held in trust for the benefit of Mr. White’s minor children, in which both Mr. Young and Mr. White disclaim any beneficial ownership.

(5)	Includes stock purchase warrants for 250,000 shares of Common Stock exercisable at $.28 per share, which expire on February 11, 2001, for Mr. Young. See “Compensation Committee Interlocks and Insider Participation.”

(6)	Includes 141,500 shares granted to Mr. Stone in either the Prior Option Plan or the current option plan, each exercisable at a per share price of $.28. Such options are outstanding and currently exercisable in accordance with their respective terms.

(7)	Includes 5,000 shares, each issuable upon the exercise of options at a per share price of $.28 granted pursuant to the Prior Option Plan. Such options are outstanding and currently exercisable in accordance with their respective terms.

(8)	Includes 7,950 shares granted to Mr. Gantt, an executive officer of the Company, not separately named in the above table pursuant to either the Prior Option Plan or the current option plan. Such options are outstanding and currently exercisable in accordance with their respective terms. Also includes 610 shares of Common Stock owned by Mr. Gantt.

(9)	The address of Mr. Prokosch is 7700 Chevy Chase Drive, Suite 200, Austin, TX 78252.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation for each of the fiscal years ended May 31, 2000, 1999 and 1998, awarded to, earned by or paid to (i) the Chief Executive Officer of the Company at May 31, 2000 and (ii) all other executive officers of the Company at May 31, 2000 whose total annual salary and bonus exceeded $100,000 for the fiscal year ended May 31, 2000 (collectively, the “Named Executive Officers”).

	Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Awards Options/ SARs #	All Other Compensation ($) (1)

Neal E. Young	2000	160,000	0	0	2,400
Chairman of the	1999	240,000	0	0	5,000
Board	1998	240,000	92,500	0	5,066

David L. White	2000	113,400	0	0	3,400
Chief Executive	1999	240,000	0	0	5,000
Officer	1998	240,000	92,500	0	5,066

Dennis W. Stone	2000	140,000	0	0	4,550
President, Sales	1999	140,000	0	0	4,200
	1998	132,500	56,000	0	5,066

(1)	Amounts represent the Company’s matching contributions made for the respective accounts of the Names Executive Officers under the Company’s 401(k) Plan. Such contributions were determined on the same basis as for all other participants in such plan.

Fiscal Year-End Values of Unexercised Options

The following table sets forth information with respect to the unexercised options to purchase Common Stock granted in prior years under the Prior Option Plan to the Named Executive Officers and held by them at May 31, 2000 and the value of such unexercised options as of May 31, 2000 based on the closing price of the Company’s Common Stock on such date.

Name	Number Unexercised Options/SARs at FY-End (#)	Value of Unexercised In-the-Money Options/SARs at FY-End ($)

Neal E. Young	0/0	0/0
David L. White	0/0	0/0
Dennis W. Stone	27,000/0	16,200/0

Director Compensation

Executive officers of the Company do not receive compensation for serving on the Board of Directors. Non-management directors are entitled to receive directors’ fee of $1,000 per meeting. Members of the Audit Committee do not receive compensation for serving on such committee. Except as provided in this paragraph, no other compensation was paid to any director by the Company during the last fiscal year for any service provided as a director of the Company.

Compensation Committee Interlocks and Insider Participation

The only officers and employees of the Company, or former officers of the Company, who, during the last fiscal year, participated in deliberations of the Company’s Board of Directors concerning executive officer compensations were directors Young and Stone, who also serve as the Chairman of the Board and Chief Executive Officer, respectively.

During fiscal 1991, Messrs. Young and White each of who owns more than 5 percent of the outstanding Common Stock, agreed to make available to the company an unsecured ten-year standby line of credit of $500,000, available on demand and renewable annually. Principal borrowed under such line of credit bears interest at a fixed rate per annum equal to the bank prime rate plus 2%, determined on the date of the loan in question. During fiscal 1997, $80,000 was borrowed by the Company under such line of credit and paid in full during fiscal year 1998. An aggregate of $3,166.04 in accrued interest was paid to Messrs. Young and White during fiscal 1998 under such line of credit.

In consideration of the standby line of credit referred to above, during fiscal 1991, the Company granted Messrs. Young and White stock purchase warrants exercisable for up to 250,000 shares of Common Stock each. Such stock purchase warrants are exercisable at any time at an exercise price of $.28 per share. Such stock purchase warrants expire on February 11, 2001. On August 17, 1999, Mr. White exercised his rights under the stock purchase warrant and purchased all 250,000 shares of Common Stock at $.28 per share by paying $70,000.00 to the Company.

COMPENSATION REPORT OF BOARD OF DIRECTORS

The Board of Directors has not established a Compensation Committee or any committee performing similar functions. The compensation policies and annual compensation applicable to the Company’s executive officers are established by the Board of Directors each year during a regularly scheduled meeting based upon recommendations with respect thereto made to the Board as discussed below.

The Company’s executive compensation program is comprised of annual base salaries, annual cash bonuses and long-term incentive compensation in the form of stock options, and various benefits such as health insurance and participation in the Company’s 401(k) Plan which are generally available to all employees of the Company. The Company’s compensation policies are intended to be designed to attract, motivate, reward and retain experienced, qualified personnel with the talent necessary to achieve the Company’s performance objectives.

The Chairman of the Board and the Chief Executive Officer of the Company make recommendations to the Board of Directors each fiscal year with respect to the proposed annual base salaries and annual cash bonuses to be paid by the Company to the Named Executive Officers and all other executives officers. Such recommendations are not based on a comparison of the Company (or its financial performance) to other companies, or on the change in the market price of the Company’s Common Stock. The amount of annual base salaries and annual cash bonuses established by the Board of Directors for the Company’s executive officers have generally closely approximated the amounts recommended to the Board as discussed above.

Recommendations with respect to the annual base salaries to be paid to the Company’s executive officers in a fiscal year are generally based upon an evaluation of (i) the financial performance of the Company as a whole for the prior fiscal year, including evaluation of the actual results of the Company in the prior fiscal year in various financial categories (primarily net sales and earnings before income taxes) as compared to budgeted amounts for such financial categories for such fiscal year and actual results for prior years, and (ii) how the executive officer in question is generally perceived to have performed the duties and responsibilities assigned to him by the Company. The evaluation is informal and subjective in nature; in general, no one criteria or factor is given more weight than the other. However, with respect to the Names Executive Officers more weight is given to the overall financial performance of the Company (with primary emphasis, in the case of the annual base salaries for the Chairman of the Board and the Chief Executive Officer, on the amount of the Company’s earnings before income taxes as compared to budgeted amounts and prior years’ results). Depending upon such subjective evaluation, annual base salary increases for executive officers other than the Named Executive Officers have generally ranged from zero to eight percent, with the majority being in the range of zero to five percent.

Recommendations with respect to the amount of annual cash bonus to be paid to the Named Executive Officers in a given fiscal year are generally based upon an evaluation of the financial performance of the Company as a whole, with the predominant factor being the amount of the Company’s earnings before income taxes in such fiscal year and the change in the amount thereof as compared to prior years. The evaluation is subjective in nature; no set formula is used.

Annual bonuses with respect to the executive officers other than the Named Executive Officers are generally based upon (i) the profitability of such executive officer’s department (e.g. sales department) within the Company and (ii) a subjective evaluation of how the executive officer in question performed the responsibilities assigned to him by the Company. For this purpose, “profitability” is generally determined based on that department’s earnings before income taxes, after allocation of corporate overhead, all as determined in accordance with the Company’s normal accounting practices (except that with respect to departments, such as accounting, that do not directly generate revenue, it is generally determined based on actual costs allocated to that department under the Company’s normal accounting practices as compared to budgeted costs for that department).

Grants of options to executive officers under the New Options Plan are made by the Committee administering such plan based primarily upon recommendations received from the Company’s CEO. Such recommendations are based upon the CEO’s subjective evaluation of the potential of the proposed option grantees and of the overall performance of the potential option grantees in the areas of responsibility assigned to them by the Company, and not on any specific factors or formulas.

Other compensation paid by the Company to its executive officers consists of matching contributions made by the Company on behalf of its executive officers to the Company’s 401(k) Plan and the provision of medical and dental insurance benefits. Such additional benefits are made available to the Company’s executive officers on substantially the same basis as available generally to all Company’s employees.

BOARD OF DIRECTORS
Neal E. Young David L. White H.P. McCoy	Dennis W. Stone Wilson J. Prokosch

CERTAIN TRANSACTIONS

During fiscal 1996, the Company repurchased 121,109 shares of Common Stock from Robert A. Reese, Jr. a former officer of the Company, under an agreement requiring the Company, at Mr. Reese’s option, to acquire his shares at a price of $3.125 per share. At May 31, 2000, no additional shares of Common Stock were eligible for repurchase under any agreement.

For information regarding certain transactions between the Company and Messrs. Young and White, each of whom owns more than five percent of the outstanding Common Stock and is a director and executive officer of the Company, see “Compensation Committee Interlocks and Insider Participation”.

AUDITORS

Grant Thornton LLP, independent certified public accountants, are the auditors of the accounts of the Company for the fiscal year ended May 31, 2000. It is anticipated that representatives of Grant Thornton LLP will be present at the Annual Meeting on October 16, 2000, with the opportunity to make a statement if they so desire and to respond to appropriate questions raised at the Annual Meeting or submitted to them in writing before the Annual Meeting.

Independent certified public accountants for the current fiscal year ending May 31, 2001 will be selected by the Board of Directors upon nomination of the Audit Committee.

PERSONS MAKING THE SOLICITATION

The enclosed proxy is solicited on behalf of the Board of Directors of the Company. The cost of soliciting proxies in the accompanying form will be borne by the Company. In addition to use of the mail, employees of the Company may solicit proxies by personal interview, telephone or telegraph, but will receive no additional compensation therefore. Upon request, the Company will reimburse brokers, dealers, bank and trustees, or their nominees for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of Common Stock entitled to notice of and top vote at the Annual Meeting.

REVOCABILITY OF PROXY

Shares represented by valid proxies will be voted in accordance with instructions contained therein, or in the absence of such instructions, in accordance with the Board of Directors’ recommendations. Any stockholder of the Company has the unconditional right to revoke his proxy at any time prior to the voting thereof by any action inconsistent with the proxy, including notifying the Secretary of the company, in writing, executing a subsequent proxy, or personally appearing at the Annual Meeting and casting a contrary vote. However, no such revocation shall be effective until the Company received notice of revocation prior to the vote in question at the Annual Meeting.

PROPOSALS OF STOCKHOLDERS FOR 2001 ANNUAL MEETING

A proper proposal submitted by a stockholder in accordance with applicable rules and regulations for presentation at the Company’s Annual Meeting of Stockholders in 2001 and received at the Company’s executive offices no later than May 20, 2001, will be included in the Company’s Proxy Statement and form of proxy relating to such Annual Meeting.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their judgment of what is in the best interest of the Company.

NO INCORPORATION BY REFERENCE

To the extent that this Proxy Statement has been or will be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the section of this Proxy Statement entitled “Compensation Report of Board of Directors shall not be deemed to be so incorporated unless specifically otherwise provided in any such filing.

AVAILABILITY OF FORM 10-K REPORT

UPON WRITTEN REQUEST TO SHARON S. SIMMONS, CORPORATE SECRETARY, INOTEK TECHNOLOGIES CORP., 11212 INDIAN TRAIL, DALLAS, TEXAS 75229, THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE COMPANY’S FISCAL YEAR ENDED MAY 31, 2000. A NOMINAL FEE WILL BE CHARGED FOR A COPY OF THE EXHIBITS TO SUCH REPORT.

BY ORDER OF THE BOARD OF DIRECTORS SHARON S. SIMMONS CORPORATE SECRETARY

SEPTEMBER 1, 2000